EXHIBIT 10.1

AMENDMENT

AMENDMENT, made this 26th day of December 2019, to that certain Debt Restructuring Agreement dated March 26, 2019, by and among Friendable, Inc., (the “Company”), Fan Pass, Inc. (“Fan Pass”), Robert A. Rositano Jr. (“Robert Rositano”), Dean Rositano (“Dean Rositano”), Frank Garcia (“Garcia”), Checkmate Mobile, Inc. (“Checkmate”), Ellis International LP (“Ellis”), Coventry Enterprises, LLC (“Coventry”), Palladium Capital Advisors, LLC (“Palladium”), EMA Financial, LLC (“EMA”), Michael Finkelstein (“Finkelstein”), and Barbara R. Mittman (“Mittman”). Robert Rositano, Dean Rositano, Garcia and Checkmate, collectively, (the “Company Principals”). Ellis, Coventry, Palladium, EMA, Finkelstein, and Mittman are each a “Holder” and collectively, the “Holders.”

A.
Company Principals and Holders entered into that certain Debt Restructuring Agreement dated March 26, 2019 (“Agreement”).

B.
The Agreement required the Company Principals to complete certain conditions of closing as set forth in the Agreement.

C.
Company Principals have given Holders notice that it has satisfied all conditions of closing.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2.           Closing Date. The Agreement is considered Closed as of November 5, 2019 and any conditions of closing not satisfied are waived.

3.           Reset Dates. The “Reset Dates” as set forth in Section 1(h) of the Agreement shall be as follows: March 4, 2020 and July 2, 2020.

3.           Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Company Principals to Holders in connection with any amendment to the Agreement granted herein.

4.           Other Terms Unchanged. The Agreement, as amended by this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Agreement after the date of this Amendment is deemed to be a reference to the Agreement as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

5.           Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Amendment to be effective as December 26, 2019.

FRIENDABLE INC.		EMA FINANCIAL, LLC

By:	/s/Robert Rositano	By:	/s/ Felicia Preston

Name:	Robert Rositano	Name:	Felicia Preston

Title:	CEO	Title:

FAN PASS INC.		MICHAEL FINKELSTEIN

By:	/s/Robert Rositano	/s/ Michael Finkelstein

Name:	Robert Rositano	Michael Finkelstein

Title:	CEO

ELLIS INTERNATIONAL LP		BARBARA MITTMAN

By:	/s/ Martin Chopp	/s/ Barbara Mittman

Name:	Martin Chopp	Barbara Mittman

Title:

COVENTRY ENTERPRISES LLC		ROBERT ROSITANO

By:	/s/ Jack Bodenstein	/s/Robert Rositano

Name:	Jack Bodenstein	Robert Rositano

Title:		DEAN ROSITANO

PALLADIUM CAPITAL ADVISORS, LLC
/s/Dean Rositano
By:	/s/ Joel Padowitz	Dean Rositano

Name:	Joel Padowitz
FRANK GARCIA
Title:

/s/Frank Garcia
Frank Garcia

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